Exhibit 10.36

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS ([***]), HAS BEEN OMITTED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K, BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL. IN ADDITION, CERTAIN SCHEDULES (OR SIMILAR ATTACHMENTS) HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(A)(5) OF REGULATION S-K.

Amendment No.: 3

AMENDMENT 3 TO CONTRACT MANUFACTURING AGREEMENT

委托生产协议第三次增补协议

This Third Amendment (the “Third Amendment”) to that certain Contract Manufacturing Agreement by and between Amphastar Nanjing Pharmaceuticals, Inc. (“ANP”) and Nanjing Han Xin Pharmaceutical Technology Co., Ltd. (the “Customer”), originally dated April 19, 2022 (the “CMA”), and subsequently amended by Supplement Agreement to Contract Manufacturing Agreement, dated August 22, 2024 (the “First Amendment”) and Amendment 2 to Contract Manufacturing Agreement, dated May 13, 2025 (the “Second Amendment”), is hereby made as of January 5th, 2026 (“Effective Date”), by and between ANP and the Customer. For purposes of this Third Amendment, the CMA, First Amendment and Second Amendment shall collectively be referred to as “Agreement.” Any capitalized terms not defined herein shall maintain the same meaning as prescribed to it in the Agreement.

本修订协议（“第三次增补协议”）系对由美药星（南京）制药有限公司（“ANP”）和南京汉欣医药科技有限公司（“委托方”）于2022年4月19日签订的委托生产协议（“CMA”）、于2024年8月22日签订的第一次增补协议（“第一次增补协议”）以及于2025年5月13日签订的第二次增补协议（“第二次增补协议”）的第三次增补修订，特此于2026年[1]月[5]日（“生效日期”）由ANP和委托方签署。为本第三次增补协议之目的，CMA、第一次增补协议及第二次增补协议合称“原协议”。本第三次增补协议中未定义的大写术语均保持原协议中规定的相同含义。

WHEREAS, ANP and the Customer have previously entered into the Agreement, pursuant to which the Parties mutually agree that ANP manufactures Product for the Customer, and the Customer purchases Product from ANP;

鉴于，ANP和委托方之前已签订原协议，根据原协议的约定，双方一致同意ANP为委托方生产产品，委托方从ANP采购产品；

WHEREAS, ANP and the Customer have determined it to be mutually beneficial to amend the Agreement subject to the terms set forth herein;

鉴于，ANP与委托方已确定根据本第三次增补协议的条款修订原协议符合双方共同利益；

NOW THEREFORE, in consideration of the mutual covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to amend and/or supplement the Agreement as follows:

因此，鉴于双方已确认收到并认可的本第三次增补协议中所述的相互承诺，双方特此同意对原协议进行如下增补：

1.

Amendment to Section 1.3(p) (“Territory”).  The Parties mutually agree to amend the definition of “Territory” under Section 1.3(p) on page 6 of the CMA by deleting it in its entirety and replacing it with the following language:

对第1.3(p)条（“区域”）的修订。双方一致同意修订CMA第6页第1.3(p)条中“区域”的定义，将其整体删除并替换为以下表述：

“‘Territory’ means:

“‘区域’指：

(i)	global except for United States and Canada for [***] and [***];

就[***]和[***]而言，除美国和加拿大之外的全球范围；

(ii)	global for active pharmaceutical ingredient of [***], and global for Finished Product of [***] but limited to tablet with dose [***] milligrams, [***] milligrams and [***] milligrams;

就[***]的活性药物成分而言，全球范围；就[***]的成品而言，且仅限于[***]毫克、[***]毫克及 [***]毫克剂型的片剂，全球范围；

(iii)	the PRC for other Products. No other territory rights are granted or applicable to such other Products.

就其他产品而言，中国。其他地区规定的权利不适用于该等其他产品。

The Customer is specifically prohibited from making any use of the Product outside the designated Territory.”

委托方禁止在指定区域外使用产品。”

2.	Amendment to Section 14(Intellectual Property Rights). The Parties mutually agree to amend Section 14 of the CMA by deleting it in its entirety and replacing it with the following language:

对第14条（知识产权）的修订。双方一致同意修订CMA第14条，将其整体删除并替换为以下表述：

“14.1 ANP will retain ownership of all ANP Confidential Information that may be shared with the Customer during the Term of this Agreement, including retention of any manufacturing and production process of any Product (and all know-how of such process). The ownership of the manufacturing and production process proposed and requested to ANP by the Customer according to the special requirements for the product in the process of entrusted manufacturing process shall belong to the Customer. ANP shall retain ownership of any intellectual property in ANP’s possession prior to the effective date of this Agreement.

“14.1 ANP将保留在执行本协议的过程中可能与委托方共享的所有ANP保密信息的所有权，包括保留任何产品的生产和制作流程（以及相应的专有技术）。委托方在委托生产过程中，根据产品特殊要求向ANP提出并要求的生产和制作流程的所有权由委托方享有。在本协议生效前ANP享有的任何知识产权的所有权的仍归ANP所有。

14.2 The Customer will retain ownership of all Confidential Information the Customer shares with ANP during the Term of this Agreement, including the exclusive right to retain the patent rights of the Product and all rights attached thereto, the process requirements and the process routes and technologies provided by the Customer. All materials, information and original documents based on the Products under this Agreement shall belong to the Customer and in the custody of ANP.

14.2 委托方将保留在执行本协议过程中与ANP共享的所有委托方保密信息的所有权，包括保留产品的专利权及其附加的全部权益、委托方提供的工艺要求和工艺路线和技术的专有权利。基于本协议下产品的所有资料、信息和原始文件归委托方所有，由ANP保管。

14.3 Background Intellectual Property: A Party shall retain all right, title and interest in and to any Intellectual Property owned or entitled to be used by such Party or its Affiliates prior to the date of this Agreement, or acquired independently of this Agreement, and used in connection with the Product under this Agreement (“Background Intellectual Property”).

14.3 背景知识产权：对于一方或其关联公司在本协议签订之前已拥有或有权使用的、或是独立于本协议所获取的，并且被用于本协议下产品的任何知识产权（“背景知识产权”），该方应保留对其背景知识产权享有的所有权利、所有权和利益。

14.4 Ownership of Project R&D Results: The Customer shall own the technical results created or generated as a result of ANP’s provision of Product technical services under this Agreement (“Project R&D Results”), including, but not limited to, the Product’s 1) manufacturing process and Specifications; 2) indications; 3) formulation; 4) route of administration or dosage range; and 5) uses (including, but not limited to, therapeutic prophylactic use, diagnostic use or in vivo imaging, or veterinary use); and 6) assays, models and other methods used to test or determine biological or medicinal activity, pharmacokinetic properties, toxicology or safety.

14.4 项目研发成果的所有权：对于ANP提供本协议下的产品技术服务而创造的或者产生的技术成果（“项目研发成果”）归委托方所有，包括但不限于产品的1)生产工艺和质量标准；2)适应症；3)制剂；4)给药途径或剂量范围；5)用途（包括但不限于治疗预防用途、诊断用途或体内影像，或兽用）；以及6)化验、模型和其他用于测试或决定生物活性或药用活性的、药代动力学特性、毒理或安全性的方法。

14.5 The Customer shall be entitled to the ownership of the Project R&D Results and related rights, including but not limited to any copyrights, technical secrets, patents or other intellectual property rights. ANP shall be requested by the Customer to cooperate in signing relevant documents for the necessary administrative procedures such as registration and application, and ANP may provide the Customer with data related to the completed research content for the purpose of patent application. The Customer shall guarantee ANP’s right of authorship of the relevant Project R&D Results, but ANP shall not have any economic rights to the Project R&D Results. If the Project R&D Results cannot be transferred to the Customer for any reason, ANP shall grant the Customer an exclusive, sub-licensable, free, perpetual, irrevocable, worldwide license to ensure that the right to use the aforementioned Project R&D Results is exclusively vested in the Customer, and ANP shall not use the Project R&D Results except for the purposes of this Agreement, and shall transfer the foregoing Project R&D Results to the Customer as soon as the impediment is removed.

14.5 委托方享有项目研发成果的所有权和相关权益，包括但不限于任何著作权、技术秘密、专利或其他知识产权。ANP应受委托方之要求配合签署相关文件用于办理必要之注册、申请等行政手续，如为专利申请目的ANP可向委托方提供已完成研究内容相关的数据。委托方应保证ANP对相关项目研发成果的署名权，但ANP对项目研发成果不享有任何经济权利。如因任何原因导致项目研发成果不能转移至委托方名下，则ANP应给予委托方独家的、可分许可的、免费的、永久的、不可撤销的、在全球范围内的许可，以确保除前述项目研发成果之使用权独家归属委托方，ANP除为实现本协议目的外，不得使用项目研发成果；一旦阻碍原因排除，ANP应当立即将前述项目研发成果转移至委托方名下。

14.6 ANP shall not publish abstracts, papers or make public the Project R&D Results related to this Agreement without the prior written permission of the Customer. If the Customer agrees in writing to publish abstracts, papers or to make public the Project R&D Results related to this Agreement, the Customer shall determine the authors and their authorship and the form, occasion, publication, etc., based on the substantial contribution.

14.6 在未取得委托方事先书面许可之前，ANP不得发表与本协议有关的摘要、论文或对外公开与本协议相关的项目研发成果。如委托方书面同意发表摘要、论文或对外公开与本协议相关的项目研发成果，委托方应根据实质贡献决定作者及其署名方式及发表形式、场合、刊物等。

14.7 Limited License: The Customer hereby grants ANP a license to use the Customer’s Background Intellectual Property for the purpose of performing this Agreement and to develop, optimize or improve upon the Customer’s Background Intellectual Property for the purposes of this Agreement. ANP shall refrain from embedding its Background Intellectual Property in the Project R&D Results; in the event of such a case, ANP hereby grants the Customer a limited license to use ANP’s Background Intellectual Property for the purpose of using the Project R&D Results without compensation.

14.7 有限许可：委托方在此许可ANP为履行本协议之目的使用委托方的背景知识产权，并为本协议之目的开发、优化或改进委托方的背景知识产权。ANP应避免将其背景知识产权嵌入项目研发成果之中；如发生此类情况，则ANP在此有限许可委托方为使用项目研发成果之目的而无偿使用ANP的背景知识产权。

14.8 If the Customer decides to produce the Products on its own or by a third party, upon reasonable request of the Customer or the third party, ANP shall provide the Customer or its designated third party with all information and related supports for such manufacturing processes, including but not limited to transfer programs, documentation, technical support, materials and personnel cooperation, to assist the Customer or its designated third party in completing the technology transfer necessary for the use of qualified products as required by Application Law and quality agreements.

14.8 如果委托方决定自行或委托第三方生产产品，应委托方或第三方的合理要求，ANP应向委托方或其指定的第三方提供该等生产工艺的所有信息和相关支持，包括但不限于转移方案、文件、技术支持，物料和人员合作，以协助委托方或其指定的第三方完成符合适用法律项下及质量协议要求的为使用合格产品所必须的技术转移。

14.9 Upon termination of this Agreement for any reason, ANP shall not use the Customer’s Background Intellectual Property and Confidential Information without permission, and shall not redevelop, optimize or improve the Customer’s Background Intellectual Property, Project R&D Results and other technical information attributable to the

Customer without permission. Upon termination of this Agreement for any reason, the Customer shall not use ANP’s Background Intellectual Property and Confidential Information without permission, and shall not redevelop, optimize or improve ANP’s Background Intellectual Property and other technical information attributable to ANP without permission.”

14.9 本协议因任何原因终止后，ANP未经许可不得使用委托方的背景知识产权及保密信息，未经许可不得对委托方的背景知识产权、项目研发成果及归属于委托方的其他技术信息进行再次开发、优化或改进。本协议因任何原因终止后，委托方未经许可不得使用ANP的背景知识产权及保密信息，未经许可不得对ANP的背景知识产权及归属于ANP的其他技术信息进行再次开发、优化或改进。”

3.	Amendment to Section 16.1. The Parties mutually agree to amend Section 16.1 of the CMA by deleting it in its entirety and replacing it with the following language:

对第16.1条的修订。双方一致同意修订CMA第16.1条，将其整体删除并替换为以下表述：

“16.1 Unless arising from the willful misconduct of ANP, the Customer will defend, indemnify and hold ANP and its Affiliates and each of their respective owners, officers, directors, employees, delegates, servants and agents (collectively, the “ANP Indemnitees”) harmless against any liability, judgment, demand, action, suit, loss, damage, cost or other expense (including reasonable attorneys’ fees and other costs of defense) resulting from: (i) any third party claims made or proceedings brought against ANP or any other ANP Indemnitees, including, without limitation, claims of intellectual property infringement, relating to a Product set forth herein; (ii) the Customer’s material breach of this Agreement; and (iii) the Customer’s breach of any term, condition, representation, or warranty made under this Agreement.”

“16.1 除非因ANP故意不当行为引起，当(i) 任何第三方对ANP或其他ANP被赔偿方提出的与本协议项下产品有关的主张或诉讼，包括但不限于知识产权侵权相关的主张或诉讼；(ii) 委托方实质性违反本协议；或(iii) 委托方违反其在本协议项下的任何条款、条件、陈述或保证时，委托方应为ANP及ANP关联方、ANP及其关联方的所有人、管理人员、董事、雇员、代表、服务人员、代理商（合称“ANP被赔偿方”）提供抗辩及赔偿，以使得ANP被赔偿方免受任何责任、判决、要求、行为、诉讼、损失、损害或费用支出（包括合理的律师费及其他辩护费用）。”

4.	Amendment to Section 28 (Limitation of Liability). The Parties mutually agree to amend Section 28 of the CMA by deleting it in its entirety and replacing it with the following language:

对第28条（责任限制）的修订。双方一致同意修订CMA第28条，将其整体删除并替换为以下表述：

“28.1 In no event, however, to the extent permitted by the Applicable Law, shall ANP be liable to the Customer or to any third party, under this Agreement, in contract, tort (including negligence), or other-wise howsoever, and whatever the cause thereof, for lost profits, goodwill, the cost of procurement of substitute goods or for any consequential or indirect damages. This limitation shall apply even where ANP has been advised of the possibility of such damage and notwithstanding the failure of the essential purpose of any limited remedy stated herein.

“28.1 在适用法律允许的范围内，ANP对于委托方或任何第三方就利润损失、商誉、替代商品的采购成本或任何后续或间接损害均不承担赔偿责任，不论是基于合同、侵权（包括过失）或其他方式，且不论是何种原因造成。即使ANP已被告知该等损害的可能性，且本协议规定的任何有限救济的基本目的未能实现，该等限制仍应适用。

28.2 To the extent permitted by Applicable Law and subject to the provisions of Section 28.1 of this Agreement, ANP’s total liability under this Agreement shall be limited to an amount of a half million US Dollars (US$500,000.00) in the aggregate, excluding insurance coverage, provided, however that ANP is only liable to the Customer, if the Customer has materially complied with and fulfilled all of its relevant terms, conditions, representations, warranties and obligations under this Agreement at the time of ANP’s breach of this Agreement.”

28.2 在适用法律允许的范围内，且受限于本协议第28.1条之约定，ANP在本协议项下的合计责任金额应以500,000美元为限（不包括保险赔付的金额），但ANP仅在其违约行为发生时委托方已经实质遵守和履行其在本协议项下全部相关条款、条件、陈述、保证和义务的情况下，对委托方承担违约责任。”

5.	Governing Law and Dispute Resolution. Section 21 (Governing Law and Dispute Resolution) of the CMA shall, mutatis mutandis, apply to this Third Amendment.

管辖法律及争议解决。CMA第21条（管辖法律及争议解决）应经必要调整后适用于本第三次增补协议。

6.	Effectiveness. This Third Amendment will take effect as of the Effective Date by and between the Parties.

效力。本第三次增补协议自生效日期起对双方产生效力。

7.

Entire Agreement. This Third Amendment, together with the Agreement, constitutes the entire agreement of the Parties hereto with respect to the subject matter of the Agreement and supersedes all prior agreements, understanding, promises and representations, whether written or oral, with respect to the subject matter thereof.

完整协议。本第三次增补协议连同原协议构成双方之间关于原协议主题事项达成的完整协议，并取代双方此前就该主题事项达成的所有书面或口头的协议、理解、承诺及陈述。

8.	No Further Modification. Except as expressly and specifically amended hereby, all other provisions, terms and conditions of the Agreement shall remain unchanged, and in full force and effect.

无其他修订。除本第三次增补协议明确且具体修订的内容外，原协议中所有其他条款和条件均保持不变，并继续完全有效。

9.

Counterparts.  This Third Amendment may be executed by facsimile (including a PDF image delivered via e-mail) or electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.  This Third Amendment may be executed in counterparts, each of which shall be deemed to be an original, and which together will constitute one original.

副本。本第三次增补协议可通过传真（包括通过电子邮件发送的PDF图像）或电子传输签名的方式签署，此类签名应被视为与原始签名一样对各方具有约束力。本第三次增补协议可签署成若干副本，每份副本均应视为正本，且所有副本共同构成一份正本。

[Signature Page Follows]

[以下为签署页]

IN WITNESS WHEREOF, each of ANP and the Customer has caused this Third Amendment to be executed by their duly authorized officers.

特此证明，ANP和委托方各自已由其正式授权的人员签署本第三次增补协议。

Amphastar Nanjing Pharmaceuticals, Inc. 美药星（南京）制药有限公司		Nanjing Haxin Pharmaceutical Technology Co., Ltd. 南京汉欣医药科技有限公司

By/签署:	/s/Qiu Yinhua	By/签署:	/s/Bao Haitao

Name/姓名:	Qiu Yinhua邱银华	Name/姓名:	Bao Haitao鲍海涛

Title/职位:	General Manager总经理	Title/职位:	General Manager总经理

Date/日期:	2026-01-06	Date/日期:	2026-01-06